As Filed with the Securities and Exchange Commission on May 4, 2000

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                     THE JONES FINANCIAL COMPANIES, L.L.L.P.
             (Exact name of registrant as specified in its charter)


                                    MISSOURI
                         (State or other jurisdiction of
                         incorporation or organization)

                                   43-1450818
                                (I.R.S. Employer
                               Identification No.)


                              12555 Manchester Road
                         St. Louis, Missouri 63131-3729
                                 (314) 515-2000
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

           2000 Employee Limited Partnership Interest Purchase Plan of
                     The Jones Financial Companies, L.L.L.P.
                            (Full title of the Plan)

                             Lawrence R. Sobol, Esq.
                     The Jones Financial Companies, L.L.L.P.
                              12555 Manchester Road
                         St. Louis, Missouri 63131-3729
                                 (314) 515-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all correspondence to:

                           Jennifer Auer O'Keefe, Esq.
                                 Bryan Cave LLP
                             One Metropolitan Square
                         211 North Broadway, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000

                         CALCULATION OF REGISTRATION FEE
========================================================================================================
Title of Each Class                  Amount         Proposed Maximum     Proposed Maximum    Amount of
of Securities to be                  to be           Offering Price         Aggregate       Registration
     Registered                  Registered(1)(2)       Per Unit         Offering Price         Fee
========================================================================================================
Limited Partnership Interests    105,000 Interests      $1,000             $105,000,000       $27,720
========================================================================================================

(1) The 105,000 limited partnership interests being registered represent the maximum number of interests which, it is estimated, may be purchased under the 2000 Employee Limited Partnership Interest Purchase Plan of The Jones Financial Companies, L.L.L.P. (the "Plan") during the next 36 months.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an additional amount of limited partnership interests as may be issuable by reason of the operation of the anti-dilution provisions of the Plan in the event of limited partnership interests splits, reverse limited partnership interest splits or other similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

                  * Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

                  1. The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1999.

                  2. The description of the limited partnership interests in the Registrant, which is contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report updating such description.

         All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall hereby be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein, in an amendment hereto, or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         The securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

         None.


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

Item 6.           Indemnification of Directors and Officers.


         The partnership agreement of the Registrant, as amended from time to time (the "Partnership Agreement") provides that neither the Managing Partner (as defined in the Partnership Agreement) nor any of the general partners will be liable to any of the partners for any acts or omissions made in good faith on behalf of the Registrant and in a manner reasonably believed by him to be within the scope of his authority and in the best interests of the Registrant, provided such partner was not guilty of gross negligence or gross misconduct. The Registrant also is required to indemnify the Managing Partner and the general partners against any loss or damage incurred by any such partner by reason of any action performed or omission made in good faith by any of them on behalf of the Registrant and in a manner reasonably believed by such partner to be within the scope of his authority or in furtherance of the Registrant's interest, other than actions for which such partner would be liable as described above. As a result of these provisions, the limited partners of the Registrant will have more limited rights against such persons than they would have absent the limitations in the Partnership Agreement. Indemnification of the Managing Partner and the general partners would deplete the Registrant assets unless the Registrant's indemnification obligation is covered by insurance. While the Registrant may attempt to purchase liability insurance to provide for its indemnification obligation, such insurance may not be available at a reasonable price or at all.


Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         The following documents are filed as a part of this Registration Statement.

        Exhibit No.       Description

         4.1 2000 Employee Limited Partnership Interest Purchase Plan of The Jones Financial Companies, L.L.L.P.

         4.2 Tenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership of The Jones Financial Companies, L.L.L.P., dated as of February 25, 1999 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 26, 1999).

         5.1 Opinion of Bryan Cave LLP relating to the legality of the Interests.

         23.1              Consent of Arthur Andersen LLP.

         23.2              Consent of Bryan Cave LLP (included in Exhibit 5.1).


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

Item 9.           Undertakings.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 4th day of May, 2000.

                                         THE JONES FINANCIAL COMPANIES, L.L.L.P.



                                          By: /s/ John W. Bachmann
                                             -----------------------------------
                                                  John W. Bachmann
                                                  Managing Partner

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 4th day of May, 2000.


                                              /s/ John W. Bachmann
                                             -----------------------------------
                                                  John W. Bachmann
                                                  Managing Partner
                                                  (Principal Executive Officer)

                                              /s/ Steven Novik
                                             -----------------------------------
                                                  Steven Novik
                                                  (Principal Financial Officer)

        Exhibit No.       Description

         4.1 2000 Employee Limited Partnership Interest Purchase Plan of The Jones Financial Companies, L.L.L.P.

         4.2 Tenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership of The Jones Financial Companies, L.L.L.P., dated as of February 25, 1999 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 26, 1999).

         5.1 Opinion of Bryan Cave LLP relating to the legality of the Interests.

         23.1              Consent of Arthur Andersen LLP.

         23.2              Consent of Bryan Cave LLP (included in Exhibit 5.1).